Exhibit 99.1

ARMADA HOFFLER PROPERTIES REPORTS THIRD QUARTER 2014 RESULTS

FFO of $0.21 Per Diluted Share and Core FFO of $0.22 Per Diluted Share

Operating Property Portfolio at 95% Occupancy

Company Raised Full-Year 2014 Outlook

VIRGINIA BEACH, VA, October 31, 2014 — Armada Hoffler Properties, Inc. (NYSE: AHH), a full service real estate company that develops and owns high-quality office, retail and multifamily properties in key Mid-Atlantic markets, today announced its results for the quarter ended September 30, 2014.

Highlights include:

•	Funds From Operations (“FFO”) of $7.3 million, or $0.21 per diluted share, for the quarter ended September 30, 2014.

•	Core FFO of $7.5 million, or $0.22 per diluted share, for the quarter ended September 30, 2014.

•	Occupancy up to 95.1%, compared to 94.6% as of June 30, 2014.

•	Increased GAAP and Cash Same Store Net Operating Income (“NOI”) 4% and 2%, respectively, compared to the third quarter of 2013.

•	Delivered approximately 83,000 square feet of office space to Clark Nexsen – the anchor tenant in the new 4525 Main Street tower.

•	Delivered the initial units at both Encore Apartments and Whetstone Apartments in September 2014.

•	Leased substantially all of the remaining vacant retail space at the Town Center of Virginia Beach.

•	Completed the previously announced acquisition of Dimmock Square, a 106,000 square foot retail power center located in Colonial Heights, Virginia.

•	Completed an underwritten public offering of 5.75 million shares of common stock at $9.05 per share, generating net proceeds of $49.3 million.

•	Entered into a preliminary agreement to sell the Sentara Williamsburg office building for approximately $15.4 million, representing an implied cap rate of 6.3%.

•	Construction contract backlog of $153.5 million as of September 30, 2014.

October 31, 2014

“This morning, we reported another solid quarter with FFO and Core FFO coming in better than expectations driven primarily by stronger than expected leasing,” commented Louis Haddad, Chief Executive Officer. “This quarter marked an inflection point in the execution of our development pipeline, as we delivered the remaining projects slated for 2014. In addition, we closed on the Dimmock Square acquisition, are in the process of selling two assets and raised our 2014 outlook. We are enthusiastic about a strong finish to the year as well as our ability to execute in the coming year.”

Financial Results

Net income for the third quarter increased 120% to $2.8 million, or $0.08 per diluted share, compared to $1.3 million, or $0.04 per diluted share, in the third quarter of 2013.

FFO for the third quarter increased 41% to $7.3 million, or $0.21 per diluted share, compared to $5.2 million, or $0.16 per diluted share, for the third quarter of 2013. Core FFO for the third quarter increased 15% to $7.5 million, or $0.22 per diluted share, compared to $6.6 million, or $0.20 per diluted share, for the third quarter of 2013.

The quarter-over-quarter increases in net income and Core FFO reflect the acquisition of Dimmock Square as well as increased occupancy and Same Store NOI in each of the Company’s operating property segments. The quarter-over-quarter increases in net income and FFO also reflect the positive initial leasing performance of 4525 Main Street and the negative impact of a $1.1 million loss on debt extinguishment in the prior year.

The Company believes that Core FFO is a useful supplemental performance measure as it excludes certain items including, but not limited to, losses on debt extinguishments, non-cash compensation expense and effects from non-stabilized development projects. A reconciliation of GAAP net income to FFO and Core FFO is presented on page eight of this release.

Operating Performance

The Company executed new and renewal office and retail leases totaling 72,000 square feet. At the end of the quarter, the Company’s office, retail and multifamily operating property portfolios were 94.8%, 94.7% and 96.6% occupied, respectively.

Balance Sheet and Financing Activity

At the end of the quarter, the Company had total outstanding debt of approximately $335.8 million, including $54.0 million outstanding on its revolving credit facility. Approximately 43% of the Company’s debt had fixed interest rates at September 30, 2014 and, after considering interest rate swaps and LIBOR interest rate caps with strike prices at or below 150 basis points, approximately 78% of the Company’s debt was fixed or hedged at September 30, 2014.

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October 31, 2014

Outlook

The Company raised its full-year 2014 outlook.

	Current Parameters 3Q 2014	Previous Parameters 2Q 2014
Core FFO (excluding the impact from non-stabilized projects)	~$29.0 million	~$27.5 million
General & administrative expenses	~$7.6 million	~$7.6 million
Construction company annual segment gross profit	~$4.6 million	~$4.3 million
Non-stabilized projects—negative impact to FFO (excluded from Core FFO)	~$400,000	~$1.0 million

The Company raised its full-year 2014 Core FFO expectations, which excludes the impact from non-stabilized projects and non-cash compensation, to approximately $29.0 million from the previous expectation of approximately $27.5 million. The increase was driven by better than expected leasing activity across the portfolio most notably at the Cosmopolitan, better than expected construction activity and lower interest expense.

Full-year construction company segment gross profit is now expected to be approximately $4.6 million compared to the previous expectation of $4.3 million.

The Company expected to deliver five development projects in 2014, all of which have been delivered as of October 31, 2014, and the related leasing activity has been strong. The Company now expects the negative impact from non-stabilized projects in 2014 to be approximately $400,000, which is better than the previous expectation of $1.0 million. This is the amount that the Company will exclude from its calculation of Core FFO.

Supplemental Financial Information

Further details regarding operating results, properties and leasing statistics can be found in the Company’s supplemental financial package available at www.ArmadaHoffler.com under the Investor Relations section.

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October 31, 2014

Webcast and Conference Call

The Company will host a webcast and conference call on Friday, October 31, 2014 at 8:30 a.m. Eastern Time to review quarterly results and discuss recent events. The live webcast will be available through the Investor Relations page of the Company’s website, www.ArmadaHoffler.com, or through www.viavid.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through Friday, November 28, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13592458.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and multifamily properties in attractive markets throughout the Mid-Atlantic United States. The Company has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company’s construction and development business, including backlog and timing of deliveries, and financing activities, as well as acquisitions, dispositions and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other documents filed by the Company with the Securities and Exchange Commission.

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October 31, 2014

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Management also believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, the Company further adjusts FFO to arrive at Core FFO, which eliminates certain of these items, including, but not limited to, gains and losses on the extinguishment of debt and non-cash stock compensation expense.

For reference, as an aid in understanding the Company’s computation of FFO and Core FFO, a reconciliation of net income calculated in accordance with GAAP to FFO and Core FFO has been included on page eight of this release.

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October 31, 2014

ARMADA HOFFLER PROPERTIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Real estate investments:
Income producing property	$499,661	$406,239
Construction in progress	93,946	56,737
Accumulated depreciation	(115,839)	(105,228)

Net real estate investments	477,768	357,748
Cash and cash equivalents	17,101	18,882
Restricted cash	4,425	2,160
Accounts receivable, net	20,307	18,272
Construction receivables, including retentions	15,285	12,633
Construction costs and estimated earnings in excess of billings	40	1,178
Other assets	32,409	24,409

Total Assets	$567,335	$435,282

Liabilities and Equity
Indebtedness	$335,792	$277,745
Accounts payable and accrued liabilities	7,569	6,463
Construction payables, including retentions	39,820	28,139
Billings in excess of construction costs and estimated earnings	3,420	1,541
Other liabilities	17,979	15,873

Total Liabilities	404,580	329,761

Total Equity	162,755	105,521

Total Liabilities and Equity	$567,335	$435,282

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October 31, 2014

ARMADA HOFFLER PROPERTIES, INC. AND PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED INCOME STATEMENTS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)
Revenues
Rental revenues	$16,713	$14,899	$47,225	$42,528
General contracting and real estate services	31,532	21,896	71,261	63,143

Total revenues	48,245	36,795	118,486	105,671

Expenses
Rental expenses	4,414	3,840	12,230	10,468
Real estate taxes	1,480	1,317	4,231	3,777
General contracting and real estate services	30,468	20,907	67,807	60,868
Depreciation and amortization	4,567	3,933	12,593	11,112
General and administrative	1,741	1,638	5,768	5,212
Acquisition, development and other pursuit costs	174	—	174	—
Impairment charges	15	—	15	533

Total expenses	42,859	31,635	102,818	91,970

Operating income	5,386	5,160	15,668	13,701
Interest expense	(2,734)	(2,598)	(7,977)	(9,802)
Loss on extinguishment of debt	—	(1,127)	—	(2,252)
Gain on acquisitions	—	—	—	9,460
Other income (expense)	59	(109)	(23)	343

Income before taxes	2,711	1,326	7,668	11,450
Income tax benefit (provision)	43	(74)	(135)	137

Net income	2,754	1,252	7,533	11,587
Net income attributable to Predecessor	—	—	—	(2,020)

Net income attributable to stockholders and unitholders	$2,754	$1,252	$7,533	$9,567

Per Share:
Basic and Diluted	$0.08	$0.04	$0.23	$0.30
Weighted Average Common Shares and Units:
Basic and Diluted	34,557	32,223	33,479	32,028

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October 31, 2014

ARMADA HOFFLER PROPERTIES, INC.

RECONCILIATION OF NET INCOME TO CORE FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014
	(Unaudited)		(Unaudited)
Net income	$2,754	$1,252	$7,533
Depreciation and amortization	4,567	3,933	12,593

Funds From Operations	$7,321	$5,185	$20,126
Non-cash stock compensation	198	242	720
Non-stabilized development projects	(178)	—	384
Loss on extinguishment of debt	—	1,127	—
Loan modification costs	—	—	—
Acquisition costs	174	—	174
Impairment charges	15	—	15

Core Funds From Operations	$7,530	$6,554	$21,419

Funds From Operations per diluted share	$0.21	$0.16	$0.60

Core Funds From Operations per diluted share	$0.22	$0.20	$0.64

Common Shares and Units Outstanding	34,557	32,223	33,479

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October 31, 2014

ARMADA HOFFLER PROPERTIES, INC.

SAME STORE RESULTS

(dollars in thousands)

	Three Months Ended September 30,		Change
	2014	2013	$	%
	(Unaudited)
Office Same Store(1)
Rental revenues	$6,623	$6,364	$259	4%
Property expenses	2,139	2,081	58	3%

Net Operating Income	4,484	4,283	201	5%
Retail Same Store(2)
Rental revenues	5,765	5,683	82	1%
Property expenses	1,739	1,745	(6)	0%

Net Operating Income	4,026	3,938	88	2%
Multifamily Same Store(3)
Rental revenues	2,979	2,852	127	4%
Property expenses	1,386	1,331	55	4%

Net Operating Income	1,593	1,521	72	5%

Net Operating Income (GAAP)	$10,103	$9,742	$361	4%
Net effect of straight-line rents	(263)	(125)
Amortization of lease incentives and above or below market rents	148	155

Net Operating Income (Cash)	$9,988	$9,772	$216	2%

(1)	Excludes 4525 Main Street
(2)	Excludes Dimmock Square and Greentree Shopping Center
(3)	Excludes Encore Apartments, Liberty Apartments and Whetstone Apartments

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October 31, 2014

ARMADA HOFFLER PROPERTIES, INC.

RECONCILIATION OF SAME STORE RESULTS TO SEGMENT RESULTS

(dollars in thousands)

	Three Months Ended September 30,
	2014	2013
	(Unaudited)
Office Same Store(1)
Rental revenues	$6,623	$6,364
Property expenses	2,139	2,081

Net Operating Income	4,484	4,283
Non-Same Store Net Operating Income	460	—

Segment Net Operating Income	$4,944	$4,283

Retail Same Store(2)
Rental revenues	5,765	5,683
Property expenses	1,739	1,745

Net Operating Income	4,026	3,938
Non-Same Store Net Operating Income	265	—

Segment Net Operating Income	$4,291	$3,938

Multifamily Same Store(3)
Rental revenues	2,979	2,852
Property expenses	1,386	1,331

Net Operating Income	1,593	1,521
Non-Same Store Net Operating Income	(9)	—

Segment Net Operating Income	$1,584	$1,521

(1)	Excludes 4525 Main Street
(2)	Excludes Dimmock Square and Greentree Shopping Center
(3)	Excludes Encore Apartments, Liberty Apartments and Whetstone Apartments

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October 31, 2014

ARMADA HOFFLER PROPERTIES, INC.

RECONCILIATION OF SEGMENT RESULTS TO NET INCOME

(dollars in thousands)

	Three months ended September 30, 2014
	(Unaudited)
	Office	Retail	Multifamily	Total Rental Properties	General Contracting & Real Estate Services	Total
Segment revenues	$7,295	$6,086	$3,332	$16,713	$31,532	$48,245
Segment expenses	2,351	1,795	1,748	5,894	30,468	36,362

Net Operating Income	$4,944	$4,291	$1,584	$10,819	$1,064	$11,883
Depreciation and amortization						(4,567)
General and administrative expenses						(1,741)
Acquisition, development and other pursuit costs						(174)
Impairment charges						(15)
Interest expense						(2,734)
Other income						59
Income tax benefit						43

Net income						$2,754

Contact:

Julie Loftus Trudell

Armada Hoffler Properties, Inc.

Vice President of Investor Relations

Email: JTrudell@ArmadaHoffler.com

Phone: (757) 366-6692

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